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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) February 27, 2001

                       Jayark Corporation
     (Exact name of registrant as specified in its charter)

Delaware                           0-49540-3255             13-1864519
(State of incorporation)        (Commission File # )        (IRS EIN)

300 Plaza Drive, Vestal, New York                 13850
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: 607-729-9331

(Former Address of principal executive offices)             (Zip Code)

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Item 4. Changes in Registrant's Certifying Accountant

As previously reported on Form 8K-A dated November 29, 2000, BDO Seidman, LLP, the independent public accountants that were previously engaged as the principal accountant to audit the Company's financial statements resigned as the Company's principal accountant on November 13, 2000. During the past five years, up to and including November 13, 2000, the date of resignation, BDO Seidman's report on the financial statements has never (i) contained an adverse opinion or a disclaimer of opinion; nor (ii) been qualified or modified as to uncertainty, audit scope, or accounting principles. During the past five fiscal years, there were no disagreements between the Company and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO Seidman, LLP, would have cause BDO Seidman, LLP to make reference to the subject matter of the disagreement or disagreements.

At a meeting of shareholders held on February 27, 2001, the shareholders approved the hiring of KPMG LLP to perform an audit of the Company's financial statements for the fiscal year ending April 30, 2001 and ratified the appointment of KPMG LLP as principal accountants for the fiscal year ending April 30, 2001. During the Company's two most recent fiscal years and subsequent interim periods prior to the engagement of KPMG LLP, the Company did not, nor did anyone on the Company's behalf, consult KPMG LLP regarding either (A) the application of accounting principles to a specified completed or proposed transaction, or the type of audit opinion that might be rendered on the Company's financial statements as to which a written report or oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial report issue, or (B) any matter that was the subject of a disagreement between the Company and BDO Seidman, LLP, or an event described in paragraph 304(a)(1)(v) of the SEC's Regulation S-K. The hiring of KPMG LLP was approved by the Board of Directors, and was subsequently approved by the stockholders on February 27, 2001.

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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Jayark Corporation
(Registrant)


Dated: March 5, 2001                    /s/ Robert C. Nolt
Chief Financial Officer

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